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                                                       N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


     Evergreen Balanced Fund





                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      $5,669,227        $0.07            77,343,264        $8.02


     Class B      $474,127 $0.04            10,794,429        $8.02


     Class C      $77,101  $0.04            1,786,212         $8.03


     Class I      $1,918,058        $0.08            21,579,809        $7.99





     Evergreen Foundation Fund





                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      $2,910,982                $0.12    $23,848,733     16.24


     Class B      $1,332,063                $0.06    $20,972,368     16.15


     Class C      $337,424          $0.06   $5,303,847       16.14


     Class I      $2,084,938                $0.14    $13,679,619     16.24











     Evergreen Asset Allocation Fund








                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      $0                $0.00            90,299,556        $13.01


     Class B      $0                $0.00            73,959,516        $12.86


     Class C      $0                $0.00            98,244,929        $12.66


     Class I      $0                $0.00            4,784,247         $13.07


     Class R      $0                $0.00            210               $12.99